Coopers
& Lybrand



                       Consent of Independent Accountants

To the Trustees of Scudder Securities Trust:

We consent to the inclusion in the Post-Effective Amendment No. 55 to the Registration Statement of Scudder Securities Trust on Form N-1A of our reports dated December 29, 1997 on our audits of the Statements of Assets and Liabilities as of December 26, 1997 of Scudder Healthcare Fund and Scudder Technology Fund.

We also consent to the reference to our Firm under the caption, "Experts."

                                                  /s/Coopers & Lybrand L.L.P.
                                                  ----------------------------
Boston, Massachusetts                             Coopers & Lybrand L.L.P.
December 29, 1997